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                                                              Exhibit 17

                        P R I N C E    V E N T U R E S




                  October 1, 1996


                  P. Roy Vagelos, MD
                  Chairman of the Board of Directors
                  Regeneron Pharmaceuticals, Inc.
                  777 Old Saw Mill River Road
                  Tarrytown, New York 10591-6707



                  Dear Roy:

                  I hereby resign, effective immediately, as director of Regeneron Pharmaceuticals, Inc..



                  Sincerely yours,



                  /s/ James W. Fordyce
                  James W. Fordyce
                  General Partner



                  cc: L. Schleifer, MD, PhD



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